UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes Offering

On September 26, 2018, SAExploration Holdings, Inc. (the “Company”) completed a private unregistered offering (the “Convertible Notes Offering”) of $60 million aggregate principal amount of its 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”) at an offering price equal to 100% of par.

Convertible Notes Indenture and Note Purchase Agreement

The Convertible Notes were issued under an Indenture (the “Indenture”), dated as of September 26, 2018, by and among the Company, as issuer; SAExploration, Inc. (“SAE”), SAExploration Sub, Inc. (“SAE Sub”), SAExploration Seismic Services (US), LLC (“SAE Seismic”), NES, LLC (“NES”) and SAExploration Acquisitions (U.S.), LLC (“Acquisitions Sub”), as guarantors (the “Notes Guarantors”); and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee (the “Trustee”), establishing the terms and providing for the issuance of the Convertible Notes. The Company sold the Convertible Notes pursuant to that certain Note Purchase Agreement, dated as of September 26, 2018 (the “Note Purchase Agreement”), by and among the Company, the Notes Guarantors and the purchasers thereto (the “Purchasers”), all of which were among the Company’s preexisting lenders and securityholders.

The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Convertible Notes bear interest of 6.00% per year from September 26, 2018 (payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2018), and will mature on September 26, 2023.

The Convertible Notes are convertible at the Holder’s option into (i) shares of common stock, par value $0.0001 per share (such shares, the “Conversion Shares”) or (ii) for certain Permitted Holders (as defined in the Indenture), warrants (the “Conversion Warrants”) to purchase an equal number of shares of Common Stock at an exercise price of $0.0001 per share, subject to customary adjustments (such shares, the “Conversion Warrant Shares”), each at an initial conversion rate of 173.91304 shares or warrants per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $5.75 per share of Common Stock as of the date of issuance. Assuming the Company’s organizational documents are amended to provide for the conversion in full of the Convertible Notes, 10,434,783 shares of Common Stock are issuable upon full conversion of the Convertible Notes and/or exercise of the Conversion Warrants. Under the Company’s organizational documents, the Company is currently authorized to issue 20,000,000 shares of Common Stock. The Purchasers agreed to provide written consent to approve an increase in the total number of shares of Common Stock from 20,000,000 to 40,000,000 (the “Share Increase”). In connection with the Convertible Notes Offering, each Purchaser agreed to vote its shares of outstanding Common Stock to approve the Share Increase. The aggregate number of shares of outstanding Common Stock held by the Purchasers constitutes a majority of the outstanding shares of Common Stock. The conversion rate is subject to adjustment in some events. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, the Conversion Shares or Warrant Conversion Shares (to the extent elected by a Permitted Holder) or a combination of cash and Conversion Shares or cash and Warrant Conversion Shares (to the extent elected by a Permitted Holder), at the Company’s election. If the Permitted Holders elect to convert their Convertible Notes into Conversion Warrants , the Company will issue such Conversion Warrants pursuant to a form of warrant agreement included as an exhibit to the Note Purchase Agreement.

The Company may not redeem the Convertible Notes prior to October 1, 2021. After October 1, 2021, the Company may redeem all or part of the Convertible Notes, at its option, if the last reported sale price of the Common Stock has been at least 150% of the conversion price then in effect (i) on the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, payable in cash, plus accrued and unpaid interest and any make whole premium (as described in the Indenture).

If a Fundamental Change (as defined in the Indenture) occurs, then holders of the Convertible Notes may, subject to certain restrictions, require the Company to repurchase for cash all or part of the Convertible Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, such date of repurchase.

The Convertible Notes Offering was made pursuant to the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Each Purchaser who executed the Note Purchase Agreement represented to the Company that such holder (and accounts for which it is acting as an investment advisor or manager) is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by such Purchaser are being acquired for its own account (or for the accounts for which it is acting as investment advisor or manager) and for investment purposes and not with a view toward future resale or transfer therewith. The Company does not intend to register the Convertible Notes, but is obligated to register the resales (as described further below) of (i) the Conversion Shares, if any, and (ii) the Conversion Warrant Shares, if any. Until such time as the Convertible Notes, Conversion Shares or Conversion Warrant Shares are registered under the Securities Act, they will be subject to restrictions on transfer.

The Indenture contains customary affirmative and negative covenants, including limitations on the incurrence of certain indebtedness and liens; restrictions on fundamental changes; disposal of assets; entry into certain investments; transactions with affiliates; use of proceeds; issuance of stock; and other payments and distributions.

The Indenture contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, bankruptcy and insolvency events, material judgments and cross defaults to material indebtedness. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Convertible Notes or the Company’s obligation to pay additional interest on the principal amount of the Convertible Notes.

The foregoing description of the Indenture and Note Purchase Agreement are qualified in their entirety by reference to the Indenture and Note Purchase Agreement, copies of which are attached hereto as, respectively, Exhibits 4.1 and 10.1 and are incorporated by reference herein.

Registration Rights Agreement

In connection with the completion of the Convertible Notes Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of September 26, 2018, with the Purchasers. The Registration Rights Agreement requires the Company to use its commercially reasonable efforts to (i) prepare and file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the Conversion Shares or Conversion Warrant Shares, if any, by December 10, 2018, (ii) to use its commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC by January 24, 2019, and (iii) to use its commercially reasonable efforts to keep such shelf registration statement effective through the Effectiveness Period (as defined in the Registration Rights Agreement).

If the Company does not fulfill its obligations under the Registration Rights Agreement, it will be required to pay the holders of the Convertible Notes liquidated damages in the form of additional interest on the Convertible Notes. Such additional interest will accrue at a rate per year equal to: (i) 0.25% of the principal amount of the Convertible Notes to, and including, the 90th day following such Registration Default (as defined in the Registration Rights Agreement) and (ii) 0.50% of the principal amount of the Convertible Notes from, and after, the 91st day following such Registration Default. In no event will the liquidated damages exceed 0.50% per year. In addition, if the Company defaults in the performance of its obligations under the Registration Rights Agreement and if such default is continuing, the Conversion Rate (as defined in the Indenture) will increase by a rate of 3.00% for each $1,000 principal amount of Convertible Notes converted or redeemed (as applicable). However, the foregoing adjustment shall not be applied more than once to the same $1,000 principal amount of Convertible Notes. Furthermore, if a Registration Default occurs after a Holder has converted its Convertible Notes into shares of Common Stock, such Holder shall not be entitled to any such additional compensation with respect to such Common Stock.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Pledge and Security Agreement

In connection with the Convertible Notes Offering, the Company entered into that certain Pledge and Security Agreement dated as of September 26, 2018 (the “Pledge and Security Agreement”), by and among the Company and the Notes Guarantors, as grantors, in favor of the Trustee, as collateral trustee, for the benefit of the Secured Parties (as defined in the Pledge and Security Agreement), pursuant to which the Company’s obligations under the Indenture were secured by liens on substantially all assets of the grantors. The liens granted to the Collateral Trustee (for the benefit of Secured Parties) under the Pledge and Security Agreement are subordinated to the liens granted to certain other secured parties under certain of the Company’s other existing secured indebtedness, as described in the New Intercreditor Agreement (defined below).

The foregoing description of the Pledge and Security Agreement is qualified in its entirety by reference to the Pledge and Security Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Amended and Restated ABL Facility

On September 26, 2018, SAE, a domestic subsidiary of the Company entered into the Third Amended and Restated Credit and Security Agreement (the “Amended and Restated ABL Credit Agreement”), by and among SAE, as borrower; the Company, SAE Sub, SAE Seismic, NES (the “Initial ABL Guarantors”) and Acquisitions Sub (together with the Initial ABL

Gurantors, the “ABL Guarantors”); the lenders from time to time party thereto (the “ABL Lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the ABL Lenders (the “ABL Agent”). The Amended and Restated ABL Credit Agreement amends and restates that certain Second Amended and Restated Credit and Security Agreement, dated as of July 25, 2018. SAE entered into the Amended and Restated ABL Credit Agreement (i) to permit the Convertible Notes Offering, (ii) to add Acquisitions Sub as an ABL Guarantor, (iii) to revise certain borrowing mechanics and (iv) to make certain other revisions as more fully set forth therein.

The Amended and Restated ABL Credit Agreement provides for up to $30 million in borrowings, secured primarily by substantially all of SAE’s assets located in the United States, subject to certain exclusions and exceptions as set forth in the Amended and Restated ABL Credit Agreement. Concurrently with the entry into the Amended and Restated ABL Credit Agreement and using the net proceeds from the Convertible Notes Offering, SAE paid down its existing obligations under the Amended and Restated ABL Credit Agreement and immediately thereafter made a $15 million draw under the Amended and Restated ABL Credit Agreement. The Amended and Restated ABL Credit Agreement provides for $15 million in further borrowings, $8 million of which are subject to the approval of ABL Lenders constituting at least two-thirds of the aggregate principal amount of the Advances and Commitments outstanding at such time (each as defined in the Amended and Restated ABL Credit Agreement).

Borrowings made under the Amended and Restated ABL Credit Agreement bear interest at a rate of (i) 11.75% per annum through and including August 1, 2020 and (ii) 12.75% per annum thereafter, and the Amended and Restated ABL Credit Agreement will mature on August 1, 2021, unless terminated earlier.

The Amended and Restated ABL Credit Agreement contains customary affirmative and negative covenants similar to those in the Second Amended and Restated Credit Agreement, including, but not limited to, (i) commitments to maintain and deliver to the ABL Lenders, as required, certain financial reports, records and other items, and (ii) restrictions, subject to certain exceptions under the Amended and Restated ABL Credit Agreement, on the ability of SAE to incur indebtedness, create or incur liens, enter into fundamental changes to corporate structure or to the nature of the business of the SAE, dispose of assets, permit a change in control, make investments, enter into affiliate transactions or make distributions. The Amended and Restated ABL Credit Agreement also contains representations, warranties, covenants and other terms and conditions relating to the payment of fees to the ABL Lenders, which are customary for agreements of this type.

The Amended and Restated ABL Credit Agreement also provides for customary events of default. If an event of default occurs and is continuing, then the ABL Lenders may, among other options as described in the Amended and Restated ABL Credit Agreement, declare the obligations of SAE to be due and payable immediately or declare the funding obligations of the ABL Lenders terminated immediately, subject to the terms of that certain Amended and Restated Intercreditor Agreement, dated as of June 29, 2016 (the “Existing Intercreditor Agreement”), by and among the ABL Agent (as successor to Wells Fargo Bank, National Association), the Term Loan Agent (as defined below), the Existing Noteholder Agent (as defined in the Existing Intercreditor Agreement) and the Additional Noteholder Agent (as defined in the Existing Intercreditor Agreement) and (ii) that certain Intercreditor Agreement, dated as of September 26, 2018 (the “New Intercreditor Agreement”), by and among the ABL Agent, the Term Loan Agent, and the Trustee, as collateral notes trustee under the Indenture, as acknowledged and consented to by the Company, SAE and the other loan parties thereto. The ABL Agent, the Term Loan Agent and the Trustee entered into the New Intercreditor Agreement to facilitate the Convertible Notes Offering and, for the avoidance of doubt, to agree that the lien on the ABL Collateral securing the ABL Obligations shall be senior to the lien on the Term Collateral securing the Term Loan Obligations, which itself shall be senior to the lien on the Convertible Note Collateral securing the Convertible Note Obligations (each such capitalized term as defined in the New Intercreditor Agreement). Upon the discharge of certain of the Company’s existing secured obligations, the Existing Intercreditor Agreement will be terminated and the New Intercreditor Agreement will continue to govern the relationships among the Company’s and SAE’s secured lenders.

The foregoing description of the Amended and Restated ABL Credit Agreement and New Intercreditor Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated ABL Credit Agreement and New Intercreditor Agreement, copies of which are filed as Exhibits 10.4 and 10.5 hereto and are incorporated herein by reference.

Term Loan Amendment

On September 26, 2018, the Company, as borrower; SAE, SAE Sub, SAE Seismic, and NES as guarantors (the “Initial Term Loan Guarantors”); Acquisitions Sub (together with the Initial Term Loan Guarantors, the “Term Loan Guarantors”); Delaware Trust Company, as collateral agent and administrative agent (the “Term Loan Agent”); and the lenders from time to time party thereto (the “Term Loan Lenders”) entered into a fifth amendment (“Amendment No. 5”), to the Term Loan and Security Agreement, dated as of June 29, 2016, among the Company, the Initial Term Loan Guarantors, the Term Loan Agent and the Term Loan Lenders (as amended by that certain Amendment No. 1 to Term Loan and Security Agreement, dated as of October 24, 2016, Amendment No. 2 to Term Loan and Security Agreement, dated as of September 8, 2017, Amendment No. 3 to Term Loan and Security Agreement, dated as of February 28, 2018, and Amendment No. 4 to Term Loan and Security Agreement, dated as of July 25, 2018, the “Term Loan”). The Company entered into Amendment No. 5 (i) to permit the Convertible Notes Offering, (ii) to add, subject to repayment in full of the Purchase Money Credit Agreement (as defined below), Acquisitions Sub as a Term Loan Guarantor and (iii) to make other revisions thereto as more fully set forth therein.

The foregoing description of Amendment No. 5, set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of Amendment No. 5, a copy of which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

The representations and warranties of the Company and its subsidiaries in the agreements governing the transactions described in this Item 1.01 were made only for purposes of those agreements and as of the specific dates and were solely for the benefit of the counterparties thereto. The Indenture, Note Purchase Agreement, Registration Rights Agreement, Pledge and Security Agreement, Amended and Restated ABL Credit Agreement, Intercreditor Agreement and Term Loan Amendment are contractual documents that establish and govern the legal relations among the parties thereto and are not intended to be a source of factual, business or operational information about the Company or its affiliates. The representations and warranties made by the Company or its subsidiaries in the agreements described above may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 1.02	Termination of a Material Definitive Agreement.

On September 26, 2018, the Company used a portion of the net proceeds from the Convertible Notes Offering to repay in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Purchase Money Loan and Security Agreement, dated as of July 25, 2018 (the “Purchase Money Credit Agreement”), by and among Acquisitions Sub, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as administrative agent for such lenders, totaling approximately $24 million. The Company subsequently terminated the Purchase Money Credit Agreement. No penalties were due in connection with such repayments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Notes Offering and the Amended and Restated ABL Credit Agreement is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Convertible Notes Offering set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 7.01.	Regulation FD.

On September 26, 2018, the Company issued a press release announcing the closing of the Convertible Notes Offering and entry into the Note Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Statements in this Item 7.01, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 26, 2018, between SAExploration Holdings, Inc., the Guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB, as Trustee and Collateral Trustee

10.1	Note Purchase Agreement, dated as of September 26, 2018, between SAExploration Holdings, Inc. and the Purchasers party thereto

10.2	Registration Rights Agreement, dated as of September 26, 2018, by and among SAExploration Holdings, Inc. and the Purchasers party thereto

10.3	Pledge and Security Agreement, dated as of September 26, 2018, by and among SAExploration Holdings, Inc. and certain of its subsidiaries in favor of Wilmington Savings Fund Society, FSB, as Collateral Trustee.

10.4	Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018, among SAExploration, Inc., as Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Cantor Fitzgerald Securities, as ABL Agent

10.5	Intercreditor Agreement, dated as of September 26, 2018, among Cantor Fitzgerald Securities, as ABL Agent, Delaware Trust Company, as Term Agent and Wilmington Savings Fund Society, FSB, as Convertible Noteholder Trustee, and acknowledged and consented to by SAExploration Holdings, Inc. and certain of its subsidiaries.

10.6	Amendment No. 5 to Term Loan and Security Agreement, dated as of September 26, 2018, among SAExploration Holdings, Inc., as Borrower, the Guarantors party thereto, Delaware Trust Company, as Administrative Agent and Collateral Agent, and the Lenders party thereto

99.1	Press Release dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2018	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary